Exhibit 3.(I)




                          CERTIFICATE OF INCORPORATION
                                       OF
                           PARAGON TECHNOLOGIES, INC.


                  FIRST:  The name of the Corporation is Paragon Technologies,
Inc.

                  SECOND: The registered office of the Corporation in the State of Delaware and New Castle County shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent at such address shall be The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000. All such shares are to be of the par value of $1.00 per share.

                  FIFTH: The name and mailing address of the incorporator is as follows:

                           PHS Corporate Services, Inc.
                           1201 Market Street, Suite 1600
                           Wilmington, Delaware  19801

                  SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



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                  SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: The original Bylaws of the Corporation shall be adopted by the incorporator. Thereafter, the Directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation in a manner not inconsistent with such By-laws.

                  NINTH: The election of the directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                  THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to Chapter I, Title 8, of the Delaware Code, entitled "General Corporation Law," and the acts amendatory thereof and supplemental thereto, if any, makes and files this Certificate of Incorporation, hereby declaring and certifying that said instrument is its act and deed and that the facts stated herein are true, and accordingly executed this Certificate of Incorporation as of November 21, 2001.



                                    /S/ Sharon McGrenrey
                                    --------------------------------------------
                                    PHS Corporate Services, Inc.,
                                    Incorporator
                                    By: Sharon McGrenrey, Secretary